EXHIBIT 10.6

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BANK OF AMERICA                                       AMENDMENT TO DOCUMENTS
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                        AMENDMENT NO. 5 TO BUSINESS LOAN
                                   AGREEMENT

This Amendment No. 5 (the "Amendment") dated as of January 27, 1999, is between Bank of America NT & SA (the "Bank") and Gardenburger, Inc. (the "Borrower").

                                    RECITALS
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A.       The Bank and the Borrower entered into a certain Business Loan
         Agreement dated as of April 28, 1998, as previously amended (the "Agreement").

B.       The Bank and the Borrower desire to amend the Agreement.

                                   AGREEMENT
                                   ---------

1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meaning given to them in the Agreement.

2.   AMENDMENTS. The Agreement is hereby amended as follows:

     2.1 Subparagraph 1.1(b) of the Agreement is amended in its entirety to read as follows:

          (b)  the sum of:

               (i)  80% of the balance due on Acceptable Receivables; and

               (ii) The lesser of the amounts indicated for each period
                    specified below, or 50% of the value of Acceptable Inventory consisting of finished goods.

                         Period                             Amounts
                         ------                             -------

                         Through February 28, 1999          $5,000,000

                         March 1, 1999, and thereafter      $3,000,000

          In determining the value of Acceptable Inventory to be included in the Borrowing Base, the Bank will use the lowest of (i) the Borrower's cost, (ii) the Borrower;s estimated market value, or (iii) the Bank's independent determination of the resale value of such inventory in such quantities and on such terms as the Bank deems appropriate.

     2.2 In Paragraph 2.2 of the Agreement, the date "March 1, 1999" is substituted for the date "February 1, 1999".

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     2.3  A new Paragraph 4.2 is added to the Agreement to read in its entirety as follows:

          4.2 REAL PROPERTY. The Borrower's obligations to the Bank under this Agreement will be secured by a deed of trust covering:

     2.4 Paragraph 6.2 of the Agreement is amended in its entirety to read as follows:

          6.2 SECURITY AGREEMENTS. Signed original security agreements, deeds of trust, and financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), which the Bank requires.

     2.5 A new Paragraph 6.2A is added to the Agreement to read in its entirety as follows:

          6.2A EVIDENCE OF PRIORITY. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except thouse the Bank consents to in writing. The Bank must receive acceptable beneficiary's statements from the holders of any prior liens on the real property collateral.

     2.6 Paragraph 9 of the Agreement is amended in its entirety to read as follows:

          9.   HAZARDOUS WASTE

          9.1  INDEMNITY REGARDING HAZARDOUS SUBSTANCES
          The Borrower agrees to indemnify and hold the Bank harmless for, from and against all liabilities, claims, actions, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of the Bank's counsel) or loss directly or indirectly arising out of or resulting from any of the following:

          (a) Any hazardous substance being present at any time, whether before, during or after any construction, in or around any part of the real property collateral securing this Agreement (the "Real Property"), or in the soil, groundwater or soil vapor on or under the Real Property, including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, or any resulting damages or injuries to the person or property of any third parties or to any natural resources.

          (b) Any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about any of the Borrower's property or operations or proeprty leased to the Borrower, whether or not the property has been taken by the Bank as collateral.

          Upon demand by the Bank, the Borrower will defend any investigation, action or proceeding alleging the presence of any hazardous substance in any such location, which affects the Real Property or which is brought or commenced against the Bank, whether alone or together with the Borrower or which is brought or commenced against the Bank, whether alone or together with the Borrower or any other person, all at the Borrower's own cost and by counsel to be approved by the Bank in the exercise of its reasonable judgment. In the alternative, the Bank may elect to conduct its own defense at the expense of the Borrower.

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          9.2 REPRESENTATION AND WARRANTY REGARDING HAZARDOUS SUBSTANCES
          Before signing this Agreement, the Borrower reached and inquired into the previous uses and ownership of the Real Property. Based on that due diligence, the Borrower represents and warrants that to the best of its knowledge, no hazardous substance has been disposed of or released or otherwise exists in, ownership of the Real Property. Based on that due diligence, the Borrower represents and warrants that to the best of its knowledge, no hazardous substance has been disposed of or released or otherwise exists in, on, under or onto the Real Property, except as the Borrower has disclosed to the Bank in writing.

          9.3 COMPLIANCE REGARDING HAZARDOUS SUBSTANCES
          The Borrower has complied, and will comply and cause all occupants of the Real Property to comply, with all laws, regulations and ordinances governing or applicable to hazardous substances as well as the recommendations of any qualified environmental engineer or other expert which apply or pertain to the Real Property or the operations of the Borrower. The Borrower acknowledges that hazardous substances may permanently and materially impair the value and use of the Real Property.

          9.4  NOTICES REGARDING HAZARDOUS SUBSTANCES
          Until full repayment of the loan, the Borrower will promptly notify the Bank if it knows, suspects or believes there may be any hazardous substance in or around the Real Property, or in the soil, groundwater or soil vapor on or under the Real Property, or that the Borrower or the Real Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any hazardous substance.

          9.5  SITE VISITS, OBSERVATIONS AND TESTING
          The Bank and its agents and representatives will have the right at any reasonable time to enter and visit the Real Property and any other place where any property is located for the purposes of observing the Real Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Property. The Bank is under no duty, however, to visit or observe the Real Property or to conduct tests, and any such acts by the Bank will be solely for the purposes of protecting the Bank's security and preserving the Bank's rights under this Agreement. No site visit, observation or testing by the Bank will result in a waiver of any default of the Borrower or impose any liability on the Bank. In no event will any site visit, observation or testing by the Bank be a representation that hazardous substances are or are not present in, on or under the Real Property, or that there has been or will be compliance with any law, regulation or ordinance pertaining to hazardous substances or any other applicable governmental law. Neither the Borrower nor any other party is entitled to rely on any site visit, observation or testing by the Bank. The Bank owes no duty of care to protect the Borrower or any other party against, or to inofrm the Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Property. The Bank will not be obligated to disclose to the Borrower or any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Bank. In each instance, the Bank will give the Borrower reasonable notice before entering the Real Property or any other place the Bank is permitted to enter under this Paragraph. The Bank will make reasonable efforts to avoid interfering with the Borrower's use of the Real Property or any other property in exercising any rights provided in this paragraph.

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          9.6  CONTINUATION OF INDEMNITY
          The Borrower's obligations to the Bank under this Article, except the obligation to give notices to the Bank, shall survive termination of this Agreement and repayment of the Borrower's obligations to the Bank under this Agreement, and shall also survive as unsecured obligations after any acquisition by the Bank of the collateral securing this Agreement, including the Real Property or any part of it, by foreclosure or any other means.

          9.7  DEFINITION OF HAZARDOUS SUBSTANCE
          For purposes of this Agreement, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law, or any petroleum products, including crude oil and any product derived directly or indirectly from, or any fraction or distillate of, crude oil.

     2.7 A new Paragraph 10.3A is added to the Agreement to read in its entirety as follows:

          10.3A     LIEN PRIORITY.  The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this loan.

3. CONDITIONS. This Amendment will be effective when the Bank receives the following items, in form and content as security for this loan.

     3.1 The Borrower agrees to pay a Twenty Five Thousand Dollar ($25,000) fee due upon execution of this Amendment.

4. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.



BANK OF AMERICA NT & SA                 GARDENBURGER, INC.



/s/ Ed Kluss                            /s/ Richard C. Dietz
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By:      Ed Kluss                       By:      Richard C. Dietz
Title:   Vice President                 Title:   Executive Vice President & CFO



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